UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
Online Resources Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ONLINE RESOURCES’ PROCEDURE FOR “SPLIT VOTING”
The Board of Online Resources Corporation (“ORCC” or the “Company”) continues to strongly urge stockholders to vote Online Resources’ white proxy card in favor of Michael Heath, Janey Place and J. Heidi Roizen. However, ORCC has received inquiries from institutional holders of ORCC shares asking how it might be possible to split their votes for the director nominees if they are not planning to attend the Company’s 2009 Annual Meeting of Stockholders scheduled for Wednesday, May 6, 2009 (the “Annual Meeting”).
An institutional holder of ORCC shares that is a client of Broadridge Financial Solutions, Inc. (“Broadridge”) desiring to split its vote for the election of certain nominees from the Board’s slate and certain nominees from Tennenbaum Capital Partners, LLC’s (“TCP”) slate can telephone the holder’s relationship advisor at Broadridge (or if the holder has no relationship advisor, the holder’s back-office advisor at Broadridge) to issue specifically the following oral instructions:
1.	The holder should inform Broadridge that the holder desires to split its vote among the director candidates nominated by the Board and those nominated by TCP, and that the splitting of the votes is intentional and limited to Proposal I at the Annual Meeting (The Election of Directors). The holder should specify that it will be voting for no more than three of the six director candidates nominated.

2.	As to Proposal I at the Annual Meeting (The Election of Directors), the holder should instruct Broadridge to vote some or all of the Company shares owned by it for the director candidates (not to exceed three in total) specified by the holder.

3.	As to Proposal II at the Annual Meeting (Ratifying the Appointment of Accountants), the holder should instruct Broadridge to vote some or all (or none) of the Company shares owned by it as the holder specifies.

4.	The holder should instruct Broadridge that, with respect to all the Company shares owned by the holder, Broadridge should indicate that the shares being voted by the holder do not allow for discretionary voting on any other matters that may come before the meeting, and that this vote revokes all prior instructions to Broadridge by or on behalf of the holder with respect to the Annual Meeting.
The holder also should telephone its bank or broker to request that the bank or broker confirm with Broadridge that Broadridge has received and will follow the most recent oral instructions communicated by the holder to Broadridge.
Any stockholder with questions about the procedure for splitting votes is urged to contact the Company’s proxy solicitor, Morrow & Co., Inc., at 800-662-5200.